UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Conditions. *

On January 21, 2021, National Bank Holdings Corporation (“NBHC”) issued a press release announcing its financial results for the quarter ended December 31, 2020, which press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.05. Costs Associated With Exit or Disposal Activities. *

On January 21, 2021, National Bank Holdings Corporation (the “Company”) announced its decision to consolidate seven of its banking center locations primarily in its Community Banks of Colorado market, with one location in its Bank Midwest market and one in its Hillcrest Bank market. The Company plans to integrate these locations into other banking centers within its network. These actions are a result of the Company’s continued focus on balancing physical locations and digital banking channels, driven by increased client usage of online and mobile banking and a commitment to further invest in digital banking technology. The Company expects to complete a substantial majority of these actions by June 30, 2021.

The Company anticipates annual expense savings of approximately $2.2 million upon completion of these consolidations. The Company expects to incur total pre-tax expense related to the consolidations of approximately $1.3 million, including approximately $1.2 million related to facilities expense. The Company expects to recognize the majority of these expenses during the first quarter of 2021, with the remainder incurred by the end of the second quarter of 2021.

Item 2.06. Material Impairments. *

The information contained in Item 2.05 above relating to asset impairment charges is incorporated into this Item 2.06 by reference.

Item 7.01. Regulation FD Disclosure. *

On January 21, 2021, NBHC issued, distributed, made available to investors, and posted on its website, the press release and accompanying financial tables reflecting its financial results for the quarter ended December 31, 2020, also furnished as Exhibit 99.1 hereto and incorporated herein by reference.

On January 21, 2021, NBHC issued, distributed, made available to investors, and posted on its website, a Supplemental Disclosure document, also furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits. *

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated January 21, 2021

99.2	Supplemental Disclosure dated January 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

*The information contained in Items 2.02, 2.05, 2.06, 7.01 and 9.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purposed of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Registrant under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Angela N. Petrucci
Name: Angela N. Petrucci Title: Chief Administrative Officer and General Counsel

Date: January 21, 2021

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